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                                                                      Exhibit 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We have issued our report dated June 24, 2004, accompanying the financial statements and schedules included in the Annual Report of The Fleming 401(k) Plan on Form 11-K for the year ended December 26, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statement of Fleming Companies, Inc. on Form S-8 (File No. 333-89375), effective October 20, 1999.

/s/ GRANT THORNTON LLP

Oklahoma City, Oklahoma
June 24, 2004